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                                                                Exhibit 99.9(b)

                             LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 35 to the Registration Statement (File Nos. 2-74959 and 811-3327) (the "Registration Statement") of MFS Series Trust XIII (the "Trust"), of my opinion dated March 3, 2006, appearing in Post-Effective Amendment No. 34 to the Trust's Registration Statement filed with the Securities and Exchange Commission on March 3, 2006.


                                        CHRISTOPHER R. BOHANE
                                        ---------------------------------------
                                        Christopher R. Bohane
                                        Assistant Clerk and Assistant Secretary

Boston, Massachusetts
May 17, 2006